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EXHIBIT 16

Letter re change in certifying accountants


                  [TYPED ON DELOITE & TOUCHE LLP LETTERHEAD]


August 19, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4a of Form 8-K of Affinity Group Holding, Inc. dated August 19, 1998. We have no basis to agree or disagree with the comments made in Item 4b of the aforementioned 8-K.


Yours truly,

DELOITTE & TOUCHE LLP